UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2010

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 23, 2010, Anthony P. Terracciano, SLM Corporation’s (the "Company") Chairman of its Board of Directors (the "Board"), requested and the Company’s Board approved, amendments to Mr. Terracciano’s retainer agreement entered into on January 7, 2008 (the "Agreement"). The Agreement was filed as Exhibit 10.3 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 9, 2008. The Agreement was previously amended on October 30, 2008 and December 24, 2009.

The amendments requested by Mr. Terracciano are as follows: 1) Mr. Terracciano will waive his right to receive his cash retainer payment and expense reimbursements for the fourth quarter of 2010; 2) Mr. Terracciano will forfeit 100,000 shares of restricted stock which were scheduled to vest under the Agreement; and 3) Mr. Terracciano requested that his compensation for 2011 under the Agreement be reduced to an amount that will be determined by the Board and Mr. Terracciano.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

September 29, 2010	By:	/s/ Mark L. Heleen

Name: Mark L. Heleen
Title: Executive Vice President and General Counsel